SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED OCTOBER 25, 2002
(TO PROSPECTUS DATED SEPTEMBER 19, 2002)

                    WAMU MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-S7

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER

                                 $1,031,884,070
                                 (APPROXIMATE)

    The three tables on pages S-60 and S-61 under the heading 'Sensitivity of Pre-Tax Yield to Maturity of the Senior Subordinate Certificates to Prepayments and Realized Losses' are amended and restated in their entirety as follows:

                             CLASS B-1 CERTIFICATES

                                                 LOSS
PERCENTAGE                                     SEVERITY
  OF SDA     125% SPA   350% SPA   700% SPA   PERCENTAGE
----------   --------   --------   --------   ----------
     0%        5.8%       5.8%       5.8%        N/A
   100%        5.8%       5.8%       5.8%        20%
   100%        5.8%       5.8%       5.8%        40%
   200%        5.9%       5.8%       5.8%        20%
   200%      (16.0%)      3.8%       5.8%        40%

                             CLASS B-2 CERTIFICATES

                                                 LOSS
PERCENTAGE                                     SEVERITY
  OF SDA     125% SPA   350% SPA   700% SPA   PERCENTAGE
----------   --------   --------   --------   ----------
     0%        6.0%       6.0%       6.0%        N/A
   100%        6.0%       6.0%       6.0%        20%
   100%      (10.3%)      5.1%       6.0%        40%
   200%       (8.1%)      5.3%       6.0%        20%
   200%      (37.3%)    (30.2%)      2.2%        40%

                             CLASS B-3 CERTIFICATES

                                                 LOSS
PERCENTAGE                                     SEVERITY
  OF SDA     125% SPA   350% SPA   700% SPA   PERCENTAGE
----------   --------   --------   --------   ----------
     0%        6.4%       6.5%       6.6%        N/A
   100%        2.1%       6.5%       6.6%        20%
   100%      (30.2%)    (20.7%)      6.1%        40%
   200%      (29.9%)    (20.1%)      6.2%        20%
   200%      (53.3%)    (50.1%)    (41.2%)       40%

                The date of this Supplement is October 29, 2002.